UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

205 Petition – Notice of Hearing and Relief Sought

As EVgo Inc. (the “Company”) previously announced on its Form 8-K dated February 6, 2023, the Company filed a petition on February 3, 2023 in the Court of Chancery of the State of Delaware (the “Court of Chancery”) under Section 205 of the Delaware General Corporation Law (the “Petition”) seeking (i) the validation of the stockholder vote approving the Charter Amendment Proposal (as defined below) and (ii) the validation and declaration of effectiveness of (a) the New Charter (as defined below) (including its filing and effectiveness, in each case as of July 1, 2021) and (b) the securities issued or to be issued in reliance on the approval of the Charter Amendment Proposal and/or the validity of the New Charter, as of the respective dates of their issuance (including the 5,750,000 shares of Class A common stock into which the shares of Class B common stock converted upon the consummation of the Business Combination (as defined below)). A copy of the petition in the form filed with the Court of Chancery is available at investors.evgo.com. Concurrently with the Petition, the Company filed a motion to expedite the hearing on the Petition.

On February 6, 2023, the Court of Chancery granted the motion to expedite and set a hearing date for the Petition to be heard. The hearing has been set for February 20, 2023 at 3:15 p.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

This Form 8-K constitutes notice of the hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholders of the Company may (i) appear at the hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re EVgo Inc., C.A. No. 2023-0132-LWW (Del. Ch.), in advance of the hearing, and any such written submission should be emailed to the Company’s counsel, Young Conaway Stargatt & Taylor LLP at enorman@ycst.com.

The information that may be obtained solely through the websites referenced in this report is not incorporated by reference herein.

Background

On June 29, 2021, the Company, then operating under the name Climate Change Crisis Real Impact I Acquisition Corporation (“CRIS”), held a virtual special meeting (the “Special Meeting”) to approve certain matters relating to its proposed business combination transaction (the “Business Combination”) with EVgo Holdings, LLC, EVgo Holdco, LLC and EVgo OpCo, LLC (collectively, the “EVgo Parties”) pursuant to which CRIS and the EVgo Parties would combine to organize in a customary “Up-C” structure. One of these matters was a proposal to amend CRIS’s certificate of incorporation (the “Charter Amendment Proposal”) in order to, among other things, increase authorized shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), from 100,000,000 shares to 1,200,000,000 shares and Class B common stock, par value $0.0001 per share (the “Class B common stock”), from 10,000,000 shares to 400,000,000 shares and amend the terms of the Class B common stock. At the Special Meeting, CRIS’s stockholders approved all proposals relating to the Business Combination, including the Charter Amendment Proposal, which was approved by a majority of the outstanding shares of Class A common stock and Class B common stock, voting as a single class. On July 1, 2021, the parties closed the Business Combination and the Company’s certificate of incorporation, as amended to give effect to the Charter Amendment Proposal (the “New Charter”), became effective.

Due in part to a recent ruling by the Court of Chancery, there is uncertainty as to whether Section 242(b)(2) of the Delaware General Corporation Law would have required the Charter Amendment Proposal to obtain separate votes of the Class A common stock and Class B common stock. In particular, the Company has identified uncertainty with respect to whether (i) the increase in the number of authorized shares should have been approved by separate votes of each of the majority of CRIS's then-outstanding shares of Class A common stock and Class B common stock and (ii) the terms of the Class B common stock should have been approved by a majority of CRIS's then-outstanding shares of Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: February 6, 2023	By:	/s/ Olga Shevorenkova
	Name:	Olga Shevorenkova
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)